Exhibit 99.1

Financial Statements and Supplementary Data.

Skynet TElecom, LLC

Audited Financial Statements

July 31, 2021

ADKF, P.C.

Certified Public Accountants

Skynet TElecom, LLC

Table of Contents

July 31, 2021

INDEPENDENT AUDITOR’S REPORT

To the Members

Skynet Telecom, LLC

San Antonio, Texas

Report on the Financial Statements

We have audited the accompanying financial statements of Skynet Telecom, LLC (the Company), which comprise the balance sheets as of July 31, 2021, and the statements of operations, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U. S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skynet Telecom, LLC as of July 31, 2021 and the results of their operations and their cash flows for the year then ended in accordance with U. S. generally accepted accounting principles.

/s/ ADKF, P.C.

San Antonio, Texas

January 18, 2022

SKYNET TELECOM, LLC

BALANCE SHEET

(In thousands)

July 31,
2021
ASSETS

Current Assets:
Cash and cash equivalents	$742
Accounts receivable:
Trade	91
Other	56
Investments	261
Inventory	13
Total current assets	1,163

Property and Equipment, net	17

Other Assets
Operating lease right-of-use asset	45
Deposits and other assets	5
Total noncurrent assets	50

Total Assets	$1,230

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Trade accounts payable	$70
Accrued expenses	240
Operating lease liability, current	46
Total current liabilities	356

Long-Term Liabilities:
Small business adminstration loans	-
Lease liability	7
Total long-term liabilities	7

Members’ Equity	867
Total Liabilities and Members’ Equity	$1,230

See accompanying notes to financial statements

SKYNET TELECOM, LLC

STATEMENT OF OPERATIONS

(In thousands)

For the Year Ended
July 31, 2021
Operating revenue
Cloud software and service revenue	$3,562

Total operating revenues	3,562

Operating expenses:
Cost of services (exclusive of depreciation and amortization)	1,512
Salaries	1,184
General and administrative	244
Bad debt	184
Depreciation	19
Total operating expenses	3,143

Income from operations	419

Other income:
SBA loan forgiveness	161
Gain on investments	6
Other income	16
Other income	183

Net income	$602

See accompanying notes to financial statements

SKYNET TELECOM, LLC

Statement of Changes in Members’ Equity

Year Ended July 31, 2021

(In thousands)

Members’ Equity
Balance at July 31, 2020	$747

Member distributions	(482)
Net income	602

Balance at July 31, 2021	$867

See accompanying notes to financial statements

SKYNET TELECOM, LLC

Statement of Cash Flows

(In thousands)

For the Year Ended
July 31, 2021
Operating Activities
Net income	$602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19
Bad debt	(184)
SBA loan forgiveness	(161)
Investment (gain)	(6)
Changes in operating assets and liabilities:
Receivables	287
Inventory	(2)
Accounts payable and accrued expenses	59
Lease asset and liability	(6)
Net cash provided by operating activities	608

Financing Activities
Member distributions	(482)
Net cash used by financing activities	(482)

Change in cash and cash equivalents	126
Cash and cash equivalents at beginning of year	616

Cash and Cash Equivalents at End of Year	$742

Supplemental Disclosures
Income taxes paid in cash	$9
Interest paid in cash	$-

See accompanying notes to financial statements

SKYNET TELECOM, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JULY 31, 2021

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activities: Skynet Telecom, LLC (Company) was organized as a Texas limited liability company on January 1, 2013. The Company is a voice over Internet Protocol provider providing installation and equipment in the South Texas markets.

Revenue Recognition: The Company recognizes revenue in accordance with FASB ASC 606. The Company’s revenues are generated from voice services, primarily on a subscription basis. Subscriber fees are recorded as revenue in the period during which the service is provided. Each subscription service provided is accounted for as a distinct performance obligation and revenue is recognized ratably over the monthly service period as the subscription services are delivered. Installation services are provided with subscriber purchase, priced, and billed separately and recognized at a point in time. Sales and similar taxes billed are reported directly as a liability to the taxing authority and are not included in revenue.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand, demand deposits held by financial institutions and any equivalent securities with a maturity of three months or less.

Accounts Receivable: Accounts receivable are reported at outstanding principal, net of an allowance for doubtful accounts of $62,911 at July 31, 2021. The allowance is generally determined based on an account-by-account review and historical trends. Accounts are charged off when collection efforts have failed, and the account is deemed uncollectible. The Company normally does not charge interest on accounts receivable but, the Company does assess late fees.

Investments: Investments are carried at fair values based on quoted market prices. Increases or decreases in fair values are recognized as gains or losses in the period in which they occur. Gains and losses (realized and unrealized) are reported as investment income, net of expenses in the accompanying statements of operations.

Inventories: Inventories consist of telecommunications equipment used in the installation of VoIP services. Inventories are stated at the lower of cost or net realizable value, with cost determined by the weighted-average cost method. The Company identifies slow moving or obsolete inventories and records appropriate provisions as needed.

Property and Equipment: Property and equipment is stated at cost. Additions, renewals, and betterments are capitalized. Expenditures for repairs and maintenance are expensed. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years.

Leases: In February 2016, FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize on the Balance Sheet right-of-use assets, representing the right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted the new standard effective August 1, 2019. For all asset classes, the Company elected to not recognize a right-of-use asset and lease liability for leases with a term of twelve months or less.

Income Taxes: The members have elected for the Company to be taxed as a partnership. Accordingly, taxable income and expenses of the Company are reportable in the returns of the individual members and the financial statements do not include any provision for federal tax purposes. The Company is subject to the Texas margin tax. Management is not aware of any tax positions that would have a significant impact on its financial statements. Its tax returns for the last four years remain subject to examination.

Advertising: The Company expenses advertising costs as incurred. For the year ended July 31, 2021, advertising costs were not significant.

Concentrations and Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company maintains cash deposits with major banks which, from time to time, may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes the risk of any loss is minimal. Concentrations of credit risk with respect to accounts receivable are limited due to the Company having a large quantity of small accounts. The Company uses a third-party service to assess a potential subscriber’s credit history and determine if and how much of a deposit will be required of the new subscriber, based on the resulting credit score and the level of service (and types of equipment) to be installed at the customer’s premise.

Subsequent Events: Subsequent events have been evaluated by management through the date of the independent auditor’s report. Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

New Accounting Pronouncements: In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Loses on financial Instruments which requires the application of a current expected credit loss (CECL) impairment model to financial assets measured at amortized cost, including trade accounts receivable.  Under the CECL model, lifetime expected credit losses on such financial assets are measured and recognized at each reporting date based on historical, current, and forecasted information.  Furthermore, financial assets with similar risk characteristics are analyzed on a collective basis.  This ASU, as amended, is effective for periods beginning after December 15, 2022 with early adoption permitted.  The Company does not expect for this standard to have a material effect on its financial statements.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at July 31:

	2021	2020
Computers	$101,482	$101,482
Office equipment and furniture	16,390	16,390
Vehicles	43,295	43,295
Total property and equipment	161,167	161,167
Less accumulated depreciation	(144,101)	(125,424)
Net property and equipment	$17,066	$35,743

NOTE C – FAIR VALUE MEASUREMENTS

In accordance with U.S. generally accepted accounting principles, the Company utilizes a fair value hierarchy that prioritizes the inputs for the valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3). The three levels of the fair value hierarchy are as follows:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.
Level 2:

Inputs to the valuation methodology include:

●         quoted prices for similar assets or liabilities in active markets

●         quoted prices for identical or similar assets or liabilities in inactive markets

●         inputs other than quoted prices that are observable for the asset or liability

●         inputs that are derived principally from or corroborated by observable market data by correlation or other means

●         if the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following table sets forth, by level within the fair value hierarchy, the Company’s liabilities measured at fair value:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
July 31, 2021:
Cash	$3,723	$-	$-	$3,723
Common stock	20,371	-	-	20,371
Mutual funds	236,726	-	-	236,726
Total investments	$260,820	$-	$-	$260,820

NOTE D – OPERATING LEASES

The Company determines if an arrangement is an operating lease or financing lease at commencement. The Company has determined that it has no finance lease arrangements at July 31, 2021. Lease assets and obligations are recognized at the lease commencement date based on the present value of lease payments over the term of the lease. The Company generally uses its incremental borrowing rate, which is based on information available at the lease commencement date, to determine the present value of lease payments.

The Company has an operating lease for real estate. Operating lease expense is recognized in continuing operations by amortizing the amount recorded as an asset on a straight-line basis over the lease term. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase. Renewal, termination, or purchase options affect the lease term used for determining lease asset value only if the option is reasonably certain to be exercised.

At July 31, 2021 the remaining lease term for the lease was 1.2 years and the discount rate was 5.00%. Rent expense and cash payments associated with this non-cancellable operating lease agreement approximated $46,000 in 2021. Future commitments relating to this lease agreements is as follows:

Year Ended December 31,	Total
2022	$47,028
2023	8,056
Total minimum future payments	55,084

Less: imputed interest	(1,693)
Present value of lease liability	$53,391

NOTE E – SMALL BUSINESS ADMINISTRATION LOANS

In April 2020, the Company received funding under the Paycheck Protection Program (PPP) as part of the Coronavirus Aid Relief, and Economic Security Act (CARES Act), administered by the U.S. Small Business Administration (SBA). Under the terms of the note, the Company received total proceeds of $151,250. The loan was eligible for forgiveness, provided all funds were used for payroll and other permitted expenses.

Additionally, the Company received funding under the Disaster Loan Assistance as part of the Coronavirus Aid Relief, and Economic Security Act (CARES Act), administered by the SBA. The Company received total proceeds of $10,000. The loan was eligible for forgiveness, provided all funds were used for payroll and other permitted expenses.

The Company received notice that both SBA loans were forgiven in full by the SBA in December 2020. Upon receipt of forgiveness the loan forgiveness was recorded as other income in the accompanying statement of operations for the year ended July 31, 2021. Non-cash loan forgiveness is reported as an adjustment to net income in cashflows from operating activities for the year ended July 31, 2021.

NOTE F – CURRENT ECONOMIC CONDITIONS

The coronavirus outbreak (pandemic) has had far reaching and unpredictable impacts on the global economy, supply chains, financial markets, and global business operations of a variety of industries.  Governments have taken substantial action to contain the spread of the virus including mandating social distancing, suspension of certain gatherings, and shuttering certain nonessential businesses.

The pandemic has impacted the operational and financial performance of the Company and there is uncertainty in the nature and degree of its continued effects on the Company’s business over time.  The extent to which it will impact business going forward, either positively or negatively, will depend on a variety of factors including the duration and continued spread of the outbreak, impact on customers, employees, and vendors, as well as governmental, regulatory, and private sector responses.  Further, the pandemic may have a significant impact on management’s accounting estimates.

NOTE G – SUBSEQUENT EVENT

Effective December 31, 2021, an agreement was executed for the sale of substantially all assets of the Company. Consideration exchanged consisted of $4.8 million cash and $1.0 million by issuance of restricted common stock of the purchaser, subject to adjustment based on a net working capital calculation at closing and earn-out provisions.